SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 14, 2005

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 14, 2005, BUCA, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Steve Hickey. Under the terms of the Employment Agreement, Mr. Hickey shall continue to serve as the Company’s Chief Marketing Officer for a term expiring on June 30, 2007. The agreement provides that the Company currently pays Mr. Hickey an annual base salary of $225,000 for the 2005 calendar year. The Company’s board of directors will establish Mr. Hickey’s base salary for each subsequent calendar year. Mr. Hickey is eligible to receive a yearly bonus based upon certain performance criteria established by the board. The Company also has agreed to reimburse Mr. Hickey’s reasonable and necessary business expenses. Mr. Hickey is entitled to the following termination benefits:

•	If the Company terminates Mr. Hickey’s employment for cause or if Mr. Hickey terminates his employment (except as a result of a change in control, as defined below), he will receive no additional compensation or termination benefits.

•	If Mr. Hickey is terminated because of death or physical or mental disability, he or his estate will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 equal monthly installments.

•	If Mr. Hickey terminates his employment upon 30 days’ prior written notice following a change in control of the Company, because his duties are substantially reduced or negatively altered without his prior written consent, or if Mr. Hickey’s employment is terminated by the Company without cause following a change in control or within 180 days prior to a change in control and the termination is related to the change in control, he will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 monthly installments, and either the continuation of his health benefits for 12 months or the payment by the Company of his COBRA payments during the COBRA period. If Mr. Hickey terminates employment as a result of a change in control, but his duties have not been substantially reduced or negatively altered, he will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 monthly installments.

•	If Mr. Hickey is terminated by the Company without cause and not associated with a change in control, he will be entitled to a termination payment of 6 months’ base salary then in effect, payable in 6 monthly installments.

The agreement also contains fringe benefits (including a $1,000 per month automobile allowance and providing Mr. Hickey with health insurance and long-term disability insurance), confidentiality and non-competition provisions.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Amended and Restated Employment Agreement, dated as of December 14, 2005, by and between BUCA, Inc. and Steve Hickey

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2005	BUCA, INC.
(Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer